Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in Amendment No. 3 to this Registration Statement on Form F-4 of our report dated March 30, 2022, relating to the consolidated financial statements of Okada Manila International, Inc. (formerly known as: “Okada Manila International, Inc.”) as of December 31, 2021 and for the period from March 10, 2021 (Inception) through December 31, 2021. We also consent to the reference to our Firm under the headings “Selected Historical Financial Data of UERI” and “Experts” in such Registration Statement.

/s/ UHY LLP

Melville, NY

May 25, 2022

An Independent Member of Urbach Hacker Young International